Exhibit 1.2

Pricing Agreement

February 22, 2016

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated February 22, 2016 (the “Agreement”), between the Company on the one hand and Wells Fargo Securities, LLC, Barclays Capital Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc. and U.S. Bancorp Investments, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:20 p.m. (Eastern Time) on February 22, 2016 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 22, 2016 (including the Base Prospectus dated July 1, 2015), and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
	Name:	Robert W. Obberrender
	Title:	Senior Vice President and Treasurer

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

By:	GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
	Name:	Ryan Gilliam
	Title:	Vice President

By:	MIZUHO SECURITIES USA INC.

By:	/s/ Steven Fitzpatrick
	Name:	Steven Fitzpatrick
	Title:	Managing Director

By:	U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

As Representatives of the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes	Principal Amount of 2026 Notes
Wells Fargo Securities, LLC	$108,000,000	$108,000,000	$144,000,000
Barclays Capital Inc.	108,000,000	108,000,000	144,000,000
Goldman, Sachs & Co.	108,000,000	108,000,000	144,000,000
Mizuho Securities USA Inc.	108,000,000	108,000,000	144,000,000
U.S. Bancorp Investments, Inc.	108,000,000	108,000,000	144,000,000
BMO Capital Markets Corp.	15,000,000	15,000,000	20,000,000
BNY Mellon Capital Markets, LLC	15,000,000	15,000,000	20,000,000
Citigroup Global Markets Inc.	15,000,000	15,000,000	20,000,000
Credit Suisse Securities (USA) LLC	15,000,000	15,000,000	20,000,000
Deutsche Bank Securities Inc.	15,000,000	15,000,000	20,000,000
Fifth Third Securities, Inc.	15,000,000	15,000,000	20,000,000
J.P. Morgan Securities LLC	15,000,000	15,000,000	20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	15,000,000	20,000,000
Morgan Stanley & Co. LLC	15,000,000	15,000,000	20,000,000
PNC Capital Markets LLC	15,000,000	15,000,000	20,000,000
RBC Capital Markets, LLC	15,000,000	15,000,000	20,000,000
SunTrust Robinson Humphrey, Inc.	15,000,000	15,000,000	20,000,000
UBS Securities LLC	15,000,000	15,000,000	20,000,000
The Williams Capital Group, L.P.	15,000,000	15,000,000	20,000,000
Total	$750,000,000	$750,000,000	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

1.700% Notes Due February 15, 2019 (the “2019 Notes”)

2.125% Notes Due March 15, 2021 (the “2021 Notes”)

3.100% Notes Due March 15, 2026 (the “2026 Notes”)

Aggregate principal amount:

$750,000,000 for the 2019 Notes

$750,000,000 for the 2021 Notes

$1,000,000,000 for the 2026 Notes

Price to Public:

2019 Notes: 99.963% of the principal amount of the 2019 Notes, plus accrued interest, if any, from February 25, 2016.

2021 Notes: 99.695% of the principal amount of the 2021 Notes, plus accrued interest, if any, from February 25, 2016.

2026 Notes: 99.921% of the principal amount of the 2026 Notes, plus accrued interest, if any, from February 25, 2016.

Purchase Price by Underwriters:

2019 Notes: 99.713% of the principal amount of the 2019 Notes, plus accrued interest, if any, from February 25, 2016, if settlement occurs after that date.

2021 Notes: 99.345% of the principal amount of the 2021 Notes, plus accrued interest, if any, from February 25, 2016, if settlement occurs after that date.

2026 Notes: 99.471% of the principal amount of the 2026 Notes, plus accrued interest, if any, from February 25, 2016, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

9:00 a.m. (New York City time), February 25, 2016

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2019 Notes: February 15, 2019

2021 Notes: March 15, 2021

2026 Notes: March 15, 2026

Interest Rate:

2019 Notes: 1.700%

2021 Notes: 2.125%

2026 Notes: 3.100%

Interest Payment Dates:

2019 Notes: February 15 and August 15, commencing August 15, 2016.

2021 Notes: March 15 and September 15, commencing September 15, 2016.

2026 Notes: March 15 and September 15, commencing September 15, 2016.

Optional Redemption:

The 2019 Notes, the 2021 Notes and the 2026 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

February 25, 2016, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2019 Notes, the 2021 Notes and the 2026 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention:  Transaction Management

Facsimile: (704) 410-0326

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Prospectus Department

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets Desk

Facsimile: (212) 205-7812

Email: legalnotices@us.mizuho-sc.com

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated February 22, 2016, relating to the 2019 Notes, the 2021 Notes and the 2016 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-193958

February 22, 2016

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated February 22, 2016

$750,000,000 1.700% NOTES DUE FEBRUARY 15, 2019

$750,000,000 2.125% NOTES DUE MARCH 15, 2021

$1,000,000,000 3.100% NOTES DUE MARCH 15, 2026

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-193958)

Trade Date:	February 22, 2016

Settlement Date (T+3):	February 25, 2016

Maturity Date:	February 15, 2019 (the “2019 Notes”) March 15, 2021 (the “2021 Notes”) March 15, 2026 (the “2026 Notes”)

Principal Amount Offered:	$750,000,000 (2019 Notes) $750,000,000 (2021 Notes) $1,000,000,000 (2026 Notes)

Price to Public (Issue Price):	99.963% (2019 Notes) 99.695% (2021 Notes) 99.921% (2026 Notes)

Net Proceeds (Before Expenses) to Issuer:	$747,847,500 (99.713%) (2019 Notes) $745,087,500 (99.345%) (2021 Notes) $994,710,000 (99.471%) (2026 Notes)

Interest Rate:	1.700% (2019 Notes) 2.125% (2021 Notes) 3.100% (2026 Notes)

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2016 (2019 Notes)

March 15 and September 15, commencing September 15, 2016 (2021 Notes)

March 15 and September 15, commencing September 15, 2016 (2026 Notes)

Regular Record Dates:	February 1 and August 1 (2019 Notes) March 1 and September 1 (2021 Notes) March 1 and September 1 (2026 Notes)

Benchmark:	T 0.75% due February 15, 2019 (2019 Notes) T 1.375% due January 31, 2021 (2021 Notes) T 1.625% due February 15, 2026 (2026 Notes)

Benchmark Price and Yield:	99-16 3⁄4 ; 0.913% (2019 Notes) 100-20 3⁄4 ; 1.239% (2021 Notes) 98-25; 1.759% (2026 Notes)

Spread to Benchmark:	+80 basis points (2019 Notes) +95 basis points (2021 Notes) +135 basis points (2026 Notes)

Re-offer Yield:	1.713% (2019 Notes) 2.189% (2021 Notes) 3.109% (2026 Notes)

Optional Redemption Provisions:	Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points. (2019 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points. (2021 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points. (2026 Notes)

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P CT7/US91324PCT75 (2019 Notes) 91324P CU4/US91324PCU49 (2021 Notes) 91324P CV2/US91324PCV22 (2026 Notes)

Joint Book-Running Managers:	Wells Fargo Securities, LLC Barclays Capital Inc. Goldman, Sachs & Co. Mizuho Securities USA Inc. U.S. Bancorp Investments, Inc.

Co-Managers:

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

*  *  *

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751, Barclays Capital Inc. toll-free at (888) 603-5847, Goldman, Sachs & Co. toll-free at (866) 471-2526, Mizuho Securities USA Inc. toll-free at (866) 271-7403 or U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607.

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